UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 13, 2011
Date of Report (Date of earliest event reported)
Atlas Capital Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-144645	20-5549779
(State or other jurisdiction	(Commission	IRS Employer ID
of incorporation)	File Number)

2234 N. Federal Highway, Suite 330 Boca Raton, Florida 33431
(Address of principal executive offices)

(561) 488-7623
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry Into a Material Definitive Agreement
On April 13, 2011, Atlas Capital Holdings, Inc. (the “Company”) and its shareholders owning a majority the Company’s outstanding shares on such date, agreed to acquire all of the outstanding common stock of Clean Energy Pathways, Inc. a company whose shares are listed on the OTC Markets under the symbol CPWY and change the name of the company to Clean Energy Pathways, Inc.  The acquisition will be accomplished by both companies entering into a shares exchange agreement under which the Company will issue two shares of its common stock for every one share of common stock of Clean Energy Pathways that is held by its shareholders on the record date. That record date will be established by both companies upon the execution of the share exchange agreement.

Upon execution of a share exchange agreement between both companies, the CEO of the company will become J. Michael Parsons.

Both companies plan to execute a share exchange agreement within the next 10 days and will file the agreement on a Form 8-K the completion of the acquisition.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Capital Holdings
Date: April 19, 2011	By:	/s/ Christopher Davies
Christopher Davies
CEO